Exhibit 14.1

CODE OF ETHICS & CONDUCT

N Introduction 03 A Message from Our CEO 04 Our Mission & Values 06 Code Overview Individual Responsibility 08 Speaking Up 08 What happens if you raise a concern? 09 Policy Against Retaliation 09 Our Responsibilities 10 Leaders’ Responsibilities 10 Individual Responsibilities 10 Conflicts of Interest 11 Trading Stock 11 Insider Trading 12 Exchanging Gifts Creating a Respectful & Safe Workplace 14 Equal Opportunity 14 Harassment & Discrimination 15 Human Rights 15 Health & Safety Protecting the Company 18 Protecting OSI’s Assets 18 Confidential Information 18 Financial Reporting 19 Fraud 19 Data Privacy 20 Corporate Opportunities 20 Using Company IT Resources 20 Hiring Government Employees 21 Social Media & Public Speaking Interacting with Customers & Partners 24 Competition & Fair Dealing 24 Confidential Information 25 Protecting Third-Party Information 25 Corporate Citizenship & the Environment Doing Business with Governments 27 Government Contracting Compliance 27 Gifts to Government Employees 28 Anti-Corruption & Anti-Bribery 28 Trade Compliance 29 Political Contributions & Activity Corporate Governance 31 Ethics & Compliance Program 31 Investigations & Audits 32 Limitations of the Code 32 Code Waivers TABLE OF CONTENTS 2

3 A MESSAGE FROM OUR CEO Dear Colleagues, Throughout our journey together, we have dedicated ourselves to building an organization that makes a positive impact on the world, by making it safer and healthier. The foundation of our ongoing achievements is our commitment to upholding a solid reputation and preserving the trust of those we serve—customers, investors, and the broader community. This is only possible when we consistently embody our core values of Integrity, Accountability, Innovation, and Teamwork. These are the values we work by, ensuring that what we do reflects what we believe. Our values define what it means to be a member of the OSI team. The Code of Ethics and Conduct outlines the standards for our behavior in every aspect of our work. Whether we’re delivering products and services to our customers, collaborating with partners, designing new solutions, or refining our operations, this Code sets out clear expectations for ethical conduct. I expect each of us to read the Code, ask questions, and hold each other accountable for acting according to the highest ethical standards. Our customers, shareholders, and colleagues depend on us to do the right thing — every time. Ajay AJAY MEHRA President and CEO

4 OSI Systems develops innovative products and services that create customer value, demonstrates operational excellence by ensuring industry leading product performance, and seeks to create a work environment of trust and respect that recognizes and rewards job performance. OUR MISSION & VALUES

5 INTEGRITY We are honest and ethical. We address issues openly and directly. We demonstrate respect for our colleagues and customers. INNOVATION We encourage innovation and creativity in everything we do. We develop products which create value for our customers. We anticipate and adapt to market needs and trends. ACCOUNTABILITY We do what we say we will do. We take personal responsibility for achieving results. We acknowledge and learn from our mistakes. TEAMWORK We collaborate and support each other. We strive to live our values and achieve the company’s mission. We challenge each other to be efficient and productive.

This Code of Ethics and Conduct (“Code”) con-tains our company’s general guidelines and re-quirements for conducting business according to the highest ethical standards and best practices. This Code applies to employees, officers, and directors of OSI Systems, Inc. (“OSI”) and our subsidiaries worldwide. Although this Code is not designed to address every ethics or compliance question that may arise, we have set forth principles to guide you in your daily decision-making processes. Compliance with Laws, Rules, and Regulations Obeying the law is part of the foundation on which our ethical standards are built. You have an obligation to comply with every applicable local, regional, or national law or regulation in those jurisdictions in which we have a presence and operate our business. Violations of these laws can be extremely costly to us and can sub-ject us (or you) to civil and criminal penalties. We are subject to a number of highly complex laws, rules and regulations, including, with-out limitation, securities/insider trading laws, antitrust laws, employment laws, occupation-al health and safety and environmental laws, intellectual property laws, and laws govern-ing the entertaining and hiring of government employees. As a government contractor, we must be diligent in our submission of accurate statements and claims to our customers, and we must abide by the rules on procurement integri-ty when we compete in the federal marketplace. As an employee of OSI, you are expected to understand and comply with all laws, regula-tions, and company policies that apply to your job position. If any doubt exists about whether a course of action is lawful, you should immedi-ately seek advice from your supervisor, a Corporate Compliance Officer, or a member of the Human Resources team. CODE OVERVIEW Ethics and Integrity One of our greatest assets, both as a company and as individuals, is our integrity. The foundation of this Code is centered around the underlying premise that everything we do must be based on sound ethical principles and with complete integrity. OSI expects you to exercise sound judgment when acting on behalf of the company and when your actions may be perceived as representative of our company. 6

7 INDIVIDUAL RESPONSIBILITY

8 We are committed to operating according to the highest ethical standards and in full compli-ance with applicable laws and regulations. We expect you to “Speak Up” by raising issues and reporting any instances where you see or suspect a breach of this Code or have con-cerns about the way in which we are doing business. We take seriously our respon-sibility to create a work environment where you feel comfortable “raising your hand” when issues arise. You may always contact: your supervisor or a more senior manager a Corporate Compliance Officer, or any member of the Human Resources Team. Our company policy strictly prohibits retaliation against anyone who makes a report in good faith about a problem or concern. If, for any reason, you feel uncomfortable re-porting your concern to the team members listed above, we encourage you to utilize the OSI Ethics Hotline. We contract with a third-par-ty, EthicsPoint, to host and administer our Ethics Hotline. All reports are immediately reviewed by senior management and are kept confidential, to the extent possible. INDIVIDUAL RESPONSIBILITY Speaking Up Visit https://osi.ethicspoint.com to make a report. This website also contains toll-free phone numbers in your country where you can make a report in your local language, 24-hours a day. Laws in certain countries may restrict your ability to report certain issues anonymously via the OSI Ethics Hotline. When a violation of the law, Code, or policy is reported, whether it comes from an employee, supplier, or other stakeholders, we strive to review it promptly and fairly. OSI treats all parties with re-spect during investigation and is committed to in-vestigating issues without bias. Employees, suppli-ers and other stakeholders must act in good faith, and cooperate with our investigation process. OSI will strive to update those who speak up regarding the outcome of their report where possible, how-ever, due to legal requirements or confidentiality obligations, we may not always be able to share specific details. What happens if you raise a concern?

9 Maintaining our commitment to ethics and com-pliance is a team effort – a commitment which creates clear expectations for all employees. Our obligations extend beyond simply knowing what is included in our Code of Ethics and Con-duct. We must all: follow the letter and spirit of this Code and our company policies complete required ethics and compliance activities, including periodic training and annual Code certifications get advice from management or a Corporate Compliance Officer any time you are uncer-tain about how to apply the standards in this Code to a specific situation or your general work environment Speak Up and report any known or suspect-ed violations of our Code, applicable laws or regulations, or our company policy use good judgment, and be honest, transparent, and proactive in co-operating with all audits and investigations, both external and internal. Our Responsibilities We will not tolerate retaliation against any em-ployee who makes a report in good faith, even if it turns out after an investigation that there has not been a violation of the Code or a company policy. Examples of retaliation may include modi-fications to any aspect of employment, including hiring, firing, pay, job assignments, promotions, scheduling, layoff, training, fringe benefits, and any other term or condition of employment. All questions and reports of known or suspected violations of the law or this Code will be treated with sensitivity and discretion. Any reprisal or retaliation against an officer, director or employee because such individual, in good faith, sought help or made a report will be subject to disciplinary action, including potential termination of employ-ment. If you are concerned about retaliation or believe that you have been subject to retaliation for reporting a possible violation of this Code, you should immediately contact the Human Resources Department, a Corporate Compliance Officer, or a member of the Legal Department. Policy Against Retaliation

10 INDIVIDUAL RESPONSIBILITY Supervisors and managers have critical respon-sibilities regarding their conduct and behavior. Our company depends on our leaders to model ethical decision-making and sound integrity in daily activity. As a leader, you are expected to: lead by example create a work environment that focuses on building relationships, recognizes efforts, and values open communication demonstrate ethical leadership through your actions and communication communicate to employees about this Code and applicable ethics and compliance poli-cies be proactive – seek out opportunities to address ethical and compliance challenges build an environment where everyone feels comfortable asking you questions and re-porting potential violations of this Code and related policies, and never ask someone else or pressure them to do something that is inconsistent with this Code or our company’s values. We will not tolerate retaliation against an em-ployee who make reports about potential issues or speaks up about potential challenges. Lead-ers will be held accountable for embodying our company values and treating employees with dignity and respect. Leaders’ Responsibilities Conflicts of Interest A conflict of interest exists when an individual’s duty of undivided commercial loyalty to our com-pany is or is perceived to be prejudiced by actual or potential personal benefit from another source. Conflicts of interest may result directly through your activities or indirectly through the activities of a family member, a person sharing your house-hold or a person with whom you are associated. You should actively avoid any outside activities that may raise a reasonable concern or make it difficult to perform your work objectively and effectively. You may not participate in any private business or professional activity or have any direct or indirect financial dealing that would create a conflict between your private in-terests and your responsibilities to our company. Generally, you may not solicit or accept salaries, fees, commissions or any other type of compen-sation from any individual or organization that conducts or seeks to conduct business with our company or one of our competitors. Individual Responsibilities

11 You may not make a loan or extend credit to or receive a loan or credit from those who deal with our company. You must not directly or indirectly attempt to influence any decision of our company in order to derive a personal or financial benefit. You may not serve on a board of directors or as a trustee or on a committee of any entity (whether for profit or not-for-profit) whose interests reasonably could be expected to conflict with those of our company. Trading Stock Since OSI is a publicly traded company, strict regulations and laws govern the purchase and sale of our stock. You are not permitted to buy or sell stock if you are in possession of infor-mation obtained through your employment at OSI that has not been publicly announced and could have a material effect on our business. In addition, our policy and applicable laws prohibit you from giving nonpublic information to oth-ers, such as friends and family. This may include tips on when to buy or sell stock while you are in possession of material, nonpublic information concerning our company. Note that Insider Trad-ing laws may apply to changes to investment allocations or withdrawing funds in our Em-ployee Stock Purchase Plan. Failure to abide by these regulations and OSI’s company policy may result in potential civil and criminal liabilities as well as company disciplinary action. Speak Up by contacting the Compliance Department if you have specific questions about trading company stock or our Insider Trading Policy on OSI PolicyHub. Insider Trading OSI Systems, Inc. and its subsidiaries (collective-ly, the “Company”) are committed to complying with applicable securities regulations and main-taining the highest ethical standards. Insider Trading happens when someone uses confidential information about our company to gain an unfair advantage in buying and selling our company stock. We prohibit the trading in Company secu-rities while in possession of material non-public information about the Company. If you have ac-cess to confidential information that hasn’t been shared publicly, you must never use it for personal gain or share it with others who might. Since OSI is publicly traded, confidential information may, depending on the information, impact the price of OSI’s stock. How do I know if something is a Conflict of Interest? Conflicts of interest are not always clear cut or easy to identify. You are expected to fully and promptly disclose any situation that could reasonably be expected to give rise to an actual, potential, or perceived conflict of interest. If you believe you may have a conflict of interest or become aware of a situation that others could reasonably perceive as a conflict, you should Speak Up. Employees should review OSI’s Global Policy for Recognizing, Reporting, and Resolving Conflicts of Interest, which provides additional guidance, examples, and reporting information.

12 INDIVIDUAL RESPONSIBILITY Exchanging Gifts Accepting gifts and entertainment may cause a conflict of interest, or the appearance of a con-flict between your personal interests and your professional responsibility at OSI. Our policy is not to accept gifts or entertainment from any supplier, potential supplier, customer, govern-ment employee, or any person who you believe may be seeking to influence business decisions or transactions. Occasionally, there may be times when declining or returning a gift would be impractical or em-barrassing. In those rare instances, you may ac-cept the gift on behalf of the company. However, you are required to Speak Up by reporting it to your manager, and seek further guidance from a Corporate Compliance Officer. Failure to follow this process may result in disciplinary action. Individual Responsibilities Can I accept a gift basket or wine during the holidays? Giving holiday gift baskets or food is a common business practice around the world. You may accept the gift and make it available for others to enjoy around the office. If the gift is excessive or may be perceived as an attempt to influence you, report the issue to your supervisor, a member of the Human Resources team, or a Corporate Compliance Officer. A vendor offered me a personal discount or promotion. Can I accept? Discounts or special promotions that are offered to you because of your position with our company are considered gifts and must be refused. However, if the same offer is available to all of our employees, it may be acceptable. We must always avoid creating the appearance of a potential conflict of interest or a real or apparent sense of obligation when dealing with our vendors, suppliers, and customers. When in doubt, Speak Up and get guidance from a Corporate Compliance Officer.

13 CREATING A RESPECTFUL & SAFE WORKPLACE

14 OSI is committed to providing a work environ-ment that offers equal employment opportunity for everyone. We will make all employment decisions based on job-related qualifications without regard to age, ancestry, color, religious creed, disability, marital status, medical condition, genetic in-formation, national origin, race, gender, gender identity, sexual orientation, veteran status, or any other basis protected by federal, state, or local law. We believe in treating each other with dignity and respect. OSI does not tolerate discrimina-tion or harassment in any form. “Harassment” may include unwelcome conduct or misconduct, whether verbal, physical or visual. Unacceptable conduct will not be tolerated, including: Sexual misconduct: including, sexual ad-vances, requests for sexual favors, sexually explicit language, off-color jokes, displaying inappropriate images, remarks about a per-son’s body or sexual activities, and inappro-priate touching (both welcome and unwel-come), and Disruptive conduct: including any other ac-tion that unreasonably disrupts or interferes with an employee’s work performance. We believe in treating each other with dignity and respect. Equal Opportunity Harassment & Discrimination CREATING A RESPECTFUL & SAFE WORKPLACE

15 As a global company, we aim to conduct our business in a manner that respects the human rights and dignity of people. We are cognizant of the impact of our opera-tions on our employees, those involved in our supply chain, our customers, and on the com-munities in which we operate. Each of us can play a role in the elimination of human rights abuses including human traffick-ing, child labor, and forced labor. We expect our suppliers, distributors, and busi-ness partners to have similar policies and com-ply with local laws and regulations. OSI Systems is committed to ensuring the safety and health of our employees. This com-mitment is a team effort, as we seek to ensure an injury-free work environment. Safety must be a top priority in everything we do. This requires that you are aware of applicable safety laws, regulations, and customer requirements. Safe-ty Reporting Requirements are outlined in our Incident Reporting Policy which may be found on OSI PolicyHub. If you see any safety hazards or come across an unsafe practice or behavior, it is your duty to Speak Up and report the issue to your su-pervisor, Human Resources, the corporate EHS Compliance staff, or the OSI Ethics Hotline. Human Rights Health & Safety Speak Up so we can look out for each other.

16 PROTECTING THE COMPANY

17

18 We all have the responsibility to help protect and use company assets for legitimate business purposes only. Theft, carelessness, and waste have a direct impact on our profitability. The use of company funds or assets, whether or not for personal gain, for any unlawful or improper pur-pose is strictly prohibited. You must ensure that you have returned all company assets in your possession in proper condition upon leaving the company. You are expected to help the company keep nonpublic company information confidential. OSI Systems and our global subsidiaries frequently create valuable, confidential information which the law allows us to protect and use for our own benefit. Common examples may include: employee information business statistics customer sales data non-public financial targets or projections trade secrets information about new or upcoming prod-ucts or product enhancements, or research, code, or technical data. If you learn about or suspect any misuse or un-authorized disclosure of confidential company information, Speak Up and report it immediately to your manager, a Corporate Compliance Offi-cer, or the OSI Ethics Hotline. As a publicly traded company, we are obligated to comply with applicable securities laws, regula-tions, and reporting requirements. Our corporate policy and these rules and regulations mandate that we report financial transactions accurately, completely, fairly, and in a timely and understand-able manner. We will not tolerate inaccurate, incomplete, de-layed, or falsified reporting. Employees who are involved with financial reporting are required to understand and comply with applicable account-ing standards and laws. If you have any questions or concerns about our financial reports or disclosures, Speak Up. PROTECTING THE COMPANY Protecting OSI’s Assets Confidential Information Financial Reporting What is considered a company asset? Intellectual property such as patents and trademarks, trade secrets, websites, appli-cations, software, and information systems Employee time Materials (including our products, compo-nents, raw materials, supplies, packaging) Physical property (including our sites, equipment, office supplies, security badges, IT equipment, phones, vehicles, etc.) Money (including bank deposits)

19 Our company maintains a zero-tolerance policy towards fraud in any form. Fraudulent activi-ties may include but not be limited to falsifying records, misappropriating assets, manipulating financial data, or deceiving internal or external stakeholders. All employees, suppliers and other 3rd party stakeholders are expected to act with honesty and integrity in every aspect of their work. Any suspected fraud must be reported im-mediately and will be investigated in line with our company policies. Fraud OSI is committed to complying with applicable privacy and data protection laws in all jurisdic-tions where we do business. Sensitive informa-tion may include Personally Identifiable Informa-tion (“PII”) about our employees, customers, or business partners and must be collected, stored, and used only for its intended and lawful purpose and with the appropriate notice to and/or con-sent of the individual, as required by local law. PII should always be kept up-to-date, accurate and secure, and should not be kept for longer than is necessary. Sensitive Information may only be accessed by employees which have a specific, current business need for the information. This information may not be shared with any third parties without consulting with your manager and the Compliance Department. Data Privacy What is “PII”? Personally Identifiable Information (or PII) is commonly defined as information that can be used on its own or with other information to identify, contact, or locate a single person, or to identify an individual in context.

20 PROTECTING THE COMPANY As employees, we have a duty to the company to ensure that we serve and advance the com-pany’s business interests ahead of our own. You may not: compete with our company behave in a way that could reasonably be expected to deprive the company of a busi-ness opportunity or hurt our reputation, or use any company asset (including leads, information, technology, etc.) for personal gain. Speak Up to your supervisor or a representative from the Human Resources Department about any business opportunity covered by this Code that you wish to pursue. OSI allows minimal and infrequent personal use of our company computers and telephones, and this use is subject to the requirements of our IT Policies. The company reserves the right to access voice and data transmissions using our resources at any time (subject to applicable laws and regulations). Please review our current IT Policies on OSI PolicyHub. Corporate Opportunities Using Company IT Resources U.S. federal laws place certain restrictions on our ability to hire or retain current and former U.S. government employees. Managers are strictly prohibited from engaging, conducting informal employment discussions, or interviewing current or former government employees without the explicit, advance approval of the Human Re-sources Department. Hiring Government Employees

21 Only authorized employees specifically desig-nated by the company may speak to the media or make statements on the record on behalf of the company. Social media networks allow us to share ideas, interact with customers, and promote our prod-ucts and services. You should be mindful of our corporate values when utilizing social media networks for official use. Specifically, we should always be courteous and professional, and always maintain confidential business information. Personal use of social media should not adversely reflect the compa-ny. Only employees who have been specifically designated to speak on behalf of the company may issue statements or post on social media networks on behalf of the company. Any personal usage of these networks must ensure that your participation is not construed as representative of the company. Social Media & Public Speaking Visit OSI PolicyHub to review current policies, processes, and procedures. https://policyhub.osi-systems.com

INTERACTING WITH CUSTOMERS & PARTNERS 22

23

24 INTERACTING WITH CUSTOMERS & PARTNERS You must strive to deal fairly with our custom-ers, suppliers, competitors, other third parties and one another and to conduct our business with integrity and honesty. You must respect and protect any confidential or proprietary information shared with us by customers, sup-pliers and other third parties. You may not take unfair advantage of others through dishonest, unethical or illegal practices, including without limitation manipulation, concealment, abuse of privileged information, misrepresentation of material facts or false or misleading statements. We seek to outperform our competitors fairly and honestly through our superior performance and not through any unethical or illegal business practices. All employees are required to safeguard and maintain the strict confidentiality of the compa-ny’s confidential information, as well as any con-fidential information received from third parties such as customers, suppliers, or other stakehold-ers. OSI Systems, our global subsidiaries and our third-party stakeholders frequently create valuable, confidential information which the law allows us to protect and use for our own benefit. Common examples may include: employee information business statistics > customer sales data nonpublic financial targets or projections trade secrets information about new or upcoming products or product enhancements, or research, code, or technical data. certain Government information Disclosure of such information to external par-ties is prohibited unless expressly authorized by the company. If you learn about or suspect any misuse or unauthorized disclosure of confiden-tial company information, Speak Up and report it immediately to your manager, a Corporate Com-pliance Officer, or the OSI Ethics Hotline” Competition & Fair Dealing Confidential Information

25 As part of your job, you may have access to confidential personal or business information regarding our customers, suppliers, vendors, or other business partners. This information must remain confidential and may only be shared with those who have a business need to know the information. You may not share the infor-mation outside of our company without explicit approval of your manager. In addition, our healthcare division and medical subsidiaries may be subject to U.K., U.S., and international laws and regulations that govern the protection of patient information, including the Health Insurance Portability and Account-ability Act (HIPAA) and the Health Information Technology for Economic and Clinical Health (HITECH) Act. Consult the Data Privacy Officer if you have questions about our data protection obligations to our customers, vendors, suppliers, or other third parties. As a global company, OSI recognizes its role to support and promote corporate social respon-sibility with regard to ethical conduct, respect for human rights, and protection of the environ-ment. You are expected to observe applicable international laws and regulations and seek to enhance our business processes through sus-tainable methods. Our customers expect our products and services to be delivered in a sus-tainable manner. Business managers must be cognizant of the company’s global environmental footprint. Protecting Third-Party Information Corporate Citizenship & the Environment What should you do? Suppose you were approached by a former coworker at our company who asked for your help accessing confidential information about a project he had previously managed. Since he had access to the information at one time already, would it be acceptable to help him out? No. Our policy requires that all third-party information be kept confidential and may only be used for current business needs. Employees without a need to utilize confidential information should not be granted access.

26 DOING BUSINESS WITH GOVERNMENTS

27 OSI is committed to compliance with U.S. and international government contracting. Busi-ness dealings with government customers often include additional regulatory and legal require-ments. Employees involved in federal contracting processes (solicitation, bids, proposals, contract and program management, operations, etc.) must: review and understand all applicable laws, regulations, and customer requirements asso-ciated with our bids, proposals, and contracts provide timely, thorough, and accurate in-formation in connection with our proposals, certifications, and representations follow company protocol with regard to the review, approval, and signature of con-tract-related documents and processes complete annual contracting compliance training, and Speak Up and report any suspected miscon-duct or unethical conduct associated with a government contract or subcontract (includ-ing, but not limited to, overbilling the govern-ment, false information or claims, violation of law or statute, or other unethical behavior). U.S. and international government employees are required to abide by strict ethical guide-lines that restrict their ability to receive gifts, meals, and entertainment. OSI’s policy requires that you avoid providing gifts, hospitality, or entertainment to government officials in order to avoid the appearance of improper influence. Different gift rules apply when you are dealing with government employees. All employees who interact with government employees or are in-volved in the company’s government contracts or sub-contracts are required to review our Anti-Corruption Compliance (ACC) Program for specific guidelines that provide specific limita-tions on gift giving and entertainment. Government Contracting Compliance Gifts to Government Employees Gifts to Healthcare Professionals Our healthcare division is also subject to unique regulations and laws that specifically govern interactions with government healthcare professionals. What are our mandatory disclosure obligations to the U.S. government? We must be transparent and honest with the government in all of our business dealings. We must disclose any: violations of federal criminal law in connec-tion with a contract violations of the civil False Claims Act Buy American Act or Trade Agreements Act violations overpayments. If you have any questions about our obligations, Speak Up and notify a Corporate Compliance Officer or our Ethics Hotline.

28 DOING BUSINESS WITH GOVERNMENTS We are firmly committed to complying with in-ternational anti-corruption and anti-bribery laws including the U.S. Foreign Corrupt Practices Act (FCPA) and the U.K. Bribery Act. OSI’s Anti-Cor-ruption Compliance (ACC) Policy strictly prohibits making, offering, promising, or authorizing a cor-rupt payment of money, or anything of value, to a government official or any other person in order to obtain or retain business, or to direct business, or to achieve any business-related objective. You are also prohibited from receiving a corrupt pay-ment of money, or anything of value, in connec-tion with your employment with our company. All employees are required to read and abide by our Anti-Corruption Compliance Policy, which places strict guidelines on extending gifts and entertainment, covering travel and accommoda-tion expenses for third-parties, and interacting with OSI’s business partners. We must comply with applicable international import and export laws and regulations. U.S. laws restrict the transfer, export, and sale of hardware, software, and technology from the United States to certain designated countries and individuals as well as re-export of certain such items from one non-U.S. location to another. Many countries in which we operate have similar laws and regu-lations, including the U.K. and Malaysia. If you are involved in importing and exporting goods and data, you are responsible for knowing and follow-ing these laws and our company policy. OSI is prohibited from cooperating with for-eign boycotts not sanctioned by the U.S. gov-ernment. This applies to all company locations including those outside of the U.S. Boycott requests should be reviewed by designated personnel only, and should be forwarded to the Trade Compliance Department for mandatory reporting to the U.S. government. U.S. and U.K. law prohibits transactions with certain persons or entities that have violated export-related laws or are believed to pose a threat to national security. Additionally, doing business with certain countries may result in imposed economic sanctions. We must perform due diligence before any transaction that has an international element to determine whether such parties are on applicable restricted party lists. Anti-Corruption & Anti-Bribery Trade Compliance Can my department pay for travel for government officials? In certain circumstances, it might be necessary for government officials to travel to our facilities to complete final product inspections or to attend training. Business units must seek approval from their divison’s Anti-Corruption Compliance Officer prior to authorizing any expenditures. No other company officers or employees are authorized to grant such approval.

29 Our company will not make any contributions to political parties, candidates, or public officials, except as permitted by law. Contributions made by individual employees, agents, or representa-tives will not be reimbursed directly or indirectly by OSI, even when made in our company’s name. OSI has a Political Action Committee (PAC), known as OSI PAC, to which U.S. employees may contribute. Our company can legally make cam-paign contributions to political candidates and organizations in the U.S. All employee contribu-tions to the PAC are completely voluntary. With the exception of the PAC, our company does not permit employees to use company time or resources for political activities. This prohibition includes using telephones, e-mail, faxes, and photocopying machines, as well as soliciting contributions. No employee, director, or officer is permitted to pressure another em-ployee or supplier to make a political contribu-tion, volunteer for a political activity, or attend a political event. Political Contributions & Activity Question: May I participate in a political rally being held outside of business hours? Answer: Yes. However, you should make it clear to the event sponsors that you are not representing our company. Also, you should not wear a company uniform or any item with our company’s name on it. Your audience at the rally must not be led to believe that we are endorsing a particular candidate or political view.

30 CORPORATE GOVERNANCE

31 Our corporate Ethics & Compliance Program is designed to ensure that we operate according to the highest ethical standards and comply with the laws, regulations, and other requirements to which we are subject. This Code is an integral part of our Ethics & Compliance Program. In ad-dition, the Program ensures that our company: sets ethics & compliance standards implements controls to mitigate key risk areas conducts appropriate training for employees and third-parties maintains a hotline for reporting concerns monitors and audits programs to prevent and detect misconduct, and promotes our “culture of compliance”. The OSI Systems Board of Directors has des-ignated a Corporate Compliance function as responsible for the day-to-day operation of our Ethics & Compliance Program. In addition, the company has established an Ethics & Com-pliance Committee to provide oversight and support for the company’s Ethics & Compliance Program. The leader for Corporate Compliance reports to the Board of Directors in all matters related to Ethics & Compliance. OSI takes compliance with our Code of Ethics and Conduct very seriously. Employees who fail to comply with this Code and the company’s values may be subject to strict disciplinary ac-tions, up to and including termination of em-ployment. We require that you cooperate with investiga-tions, audits, or government inquiries and re-spond appropriately to legal proceedings of all kinds. Further, you are required to immediately notify the Legal Department if you receive any correspondence regarding an external investi-gation, inquiry, subpoena, or legal proceeding involving the company. From time to time, the Legal Department may issue “document preservation holds” which will specifically require you to preserve documents, correspondence, and data related to a particu-lar topic. You are expected to take such notices seriously and ensure full compliance. Throughout the course of any investigation or audit, you are required to conduct yourself with integrity and may not, directly or indirect-ly, mislead or obstruct the company’s auditors, counsel, or compliance staff. Failing to provide relevant information during an investigation will be viewed as intentional obstruction and may result in disciplinary action. OSI will conduct all internal investigations with diligence and respect, and in conformance with the OSI Investigation Protocol. Ethics & Compliance Program Investigations & Audits

CORPORATE GOVERNANCE No Code of Ethics and Conduct could possibly address all of the ethical or compliance issues which may arise during the course of normal business. We count on you to know our poli-cies, act responsibly, and make sound decisions based on our core values. This Code and the topics it addresses are nei-ther a contract of employment nor a guarantee of continuing company policy. We reserve the right to amend, supplement, or discontinue this Code and the matters addressed herein at any time without prior notice. In the event of a revision or modification, the current Code will always be posted on OSI PolicyHub and the Company’s public website. Waivers of this Code will be considered on a case-bycase basis and only in appropriate circumstances. Any waiver of this Code for di-rectors and named executive officers may only be considered by our Board of Directors and decided in writing. Any waiver of this Code for employees must be authorized by a designated OSI corporate compliance officer. Limitations of the Code Code Waivers 32

STUCK WITH A TOUGH DECISION? 33 Does it comply with our policies? Is it aligned with our core values and the principles in this Code? Would you be comfortable explaining this decision to others? Is it consistent with our business strategy? Is it Legal? YES NO Everything looks good here, but if you’re still not absolutely sure, reach out to Compliance and talk it through. GO FOR IT We need to think this through. Get in touch with Compliance and talk through your options. SLOW DOWN 1 HTTPS://OSI.ETHICSPOINT.COM 2 COMPLIANCE@OSI-SYSTEMS.COM

34 NOTES

35 NOTES

Revised May 2026